FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT NOTE AND SECOND AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT LOAN AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT NOTE AND SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT (this “Amendment”) is entered into as of November 12, 2025, by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (“Borrower”), and PINNACLE BANK, a Tennessee banking corporation (the “Lender”).
RECITALS:
A.Borrower issued to the order of Lender that certain $20,000,000.00 Amended and Restated Revolving Credit Note dated as of September 5, 2023 (the “Note”).
B.Borrower and Lender entered into that certain Amended and Restated Revolving Credit Loan Agreement dated as of September 5, 2023 (as amended, the “Loan Agreement”), as amended by that certain First Amendment to Amended and Restated Revolving Credit Loan Agreement dated as of March 31, 2024 (the “First Amendment”). Capitalized terms not otherwise defined herein shall have such meaning as set forth in the Loan Agreement.
C.Borrower and Lender desire to amend the Loan Agreement as provided herein.
    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.The principal amount of the Note, as set forth in the first paragraph thereof, is hereby decreased by $5,000,000.00 from up to $20,000,000.00 to up to $15,000,000.00 (the “Decrease”). The Loan Documents are generally amended to reflect the Decrease, including without limitation the following provisions of the Loan Agreement: Section 1.1(a), the definition of “Maximum Revolver Amount” set forth within the Borrowing Base Requirements, and the definition of “Note” set forth within Section 9.1.
2.The fourth paragraph of the Note, regarding repayment, is hereby amended and restated as follows:
This Note shall be payable as follows: (a) commencing on October 1, 2023 and continuing on the 1st day of each consecutive month thereafter through and including September 1, 2027, the Borrower shall pay to the Lender all accrued and unpaid interest; and (b) this Note shall mature on October 1, 2027 (the “Maturity Date”), at which time the Borrower shall pay to the Lender an amount equal to all outstanding principal, plus all accrued and unpaid interest and any other outstanding fees and expenses due and payable under the Loan Documents.
3.Section 1.7 (Increase of Availability Under Note) of the Loan Agreement is hereby amended to increase the reference to $5,000,000.00 within the first paragraph thereof to $10,000,000.00.

4.Within the First Amendment, Borrowing Base Requirements were added to the Loan Agreement, which were triggered upon the occurrence of a Leverage Default. On a going forward basis, the Borrowing Base Requirements are a permanent feature of, and limitation on, the Loan. Borrower hereby agrees to comply with the Borrowing Base Requirements hereafter, regardless of the existence of a Leverage Default.
5.Section 6.7 (Maximum Funded Debt Ratio), along with all related definitions, is hereby deleted and replaced with the following:
6.7    Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of Borrower, as calculated on a rolling four (4) quarter basis for Borrower and its Subsidiaries and measured as of each December 31st, March 31st, June 30th, and September 30th, to be less than 1.75 to 1.00.
6.Section 7.5 (Liquidity Cure) of the Loan Agreement is hereby deleted and replaced with the following:
7.5    Depository Cure. Borrower may cure an Event of Default arising as a result of its breach of Section 6.7 (Minimum Fixed Charge Coverage Ratio) hereof by depositing, and maintaining until the next measurement date, with Lender an amount equal to the outstanding principal balance of the Loan. Any such Event of Default shall be deemed to have occurred on the date on which the Compliance Certificate for such period is required to be delivered pursuant to Section 5.1(c) hereof, and such required depository cure shall occur within five (5) days of such occurrence. The depository cure described herein is only available to Borrower once during the term of the Loan with Borrower required to be in compliance with Section 6.7 hereof as of the next measurement date after any such cure, regardless of deposits held with Lender.
7.The following are hereby added as new definitions to Section 9.1 of the Loan Agreement:
“EBITDAR” means (a) Net Income Attributable to Borrower’s Shareholders, plus (b) to the extent deducted in determining Net Income Attributable to Borrower’s Shareholders, and without duplication, the sum of (i) Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) rent expense, (vi) non-cash compensation expense, (vii) the non-cash cost of products sold associated with the Vibativ Acquisition provided that the inventory was acquired on the acquisition date, and (viii) as reasonably agreed to by Lender, any additional one-time non-cash adjustments as reported by the Borrower on the Borrower’s quarterly Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Adjusted Earnings (Loss). In no event for any measurement date shall items (vii) above exceed twenty percent (20.0%) of EBITDAR. For purposes of calculating EBITDAR, EBITDAR shall only include EBITDAR arising from a permitted Acquisition (pursuant to the provisions of Section 6.12 hereof) if Lender is provided with a quality of earnings report related to any such Acquisition reasonably acceptable to Lender.
“Fixed Charge Coverage Ratio” means, for any applicable measurement period, the ratio of (i) EBITDAR to (ii) Fixed Charges.
“Fixed Charges” means, for any applicable measurement period, (a) Interest Expense plus (b) rent expense.
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8.The definition of “Maturity Date” set forth within Section 9.1 of the Loan Agreement is hereby amended and restated to mean October 1, 2027.
9.Borrower hereby agrees to pay to Lender all fees and expenses incurred by Lender in connection with this Amendment, including without limitation reasonable attorneys' fees and a $15,000 amendment fee.
10.The Loan Agreement is not amended in any other respect.
11.Borrower reaffirms the terms and provisions of the Loan Documents and agrees that such are valid and binding, enforceable in accordance with their terms and provisions, and subject to no defense, counterclaim, or objection.

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    ENTERED INTO as of the date first written above.
                        BORROWER:
                        CUMBERLAND PHARMACEUTICALS INC.

By:    /s/ A.J. Kazimi/
                            A.J. Kazimi,
Chief Executive Officer

                        LENDER:

                        PINNACLE BANK

By:    /s/ Mark D. Mattson
                            Mark D. Mattson,
Senior Vice President

[Signature Page to First Amendment to Note and Second Amendment to Loan Agreement]

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